Exhibit 8.2

Joe R. Lane (1858-1931)                 LANE & WATERMAN LLP                 Christopher J. Curran*
Charles M. Waterman (1847-1924)                                             Joseph C. Judge*
William C. Davidson*                      Established 1854                  Jason J. O'Rourke*
C. Dana Waterman III                   _____________________                Troy D. Venner*
Charles E. Miller*                                                          Courtney M. Kay-Decker*
James A. Mezvinsky                220 North Main Street, Suite 600          Troy A. Howell*
David A. Dettmann*                   Davenport, Iowa 52801-1987             Diane M. Reinsch*
Dana M. Craig*                        Telephone (563) 324-3246              Catherine E. E. Hult*
Terry M. Giebelstein*                    Fax (563) 324-1616                 Mikkie R. Schiltz*
Rand S. Wonio                                                               Diane E. Puthoff*
Curtis E. Beason                Writer's Direct Dial: (563) 333-6624        Stacey L. Hall*
Robert V. P. Watennan, Jr.*     E-Mail Address: rdavidson@l-wlaw.com        Wendy S. Meyer*
Peter J. Benson*                                                            Ian J. Russell*
Michael L. Noyes                            June 20,2006
R. Scott Van Vooren*                                                          Of Counsel
Thomas D. Waterman*                                                         Robert A. Van Vooren*
John D. Telleen*                                                            Thomas N. Kamp
Richard A. Davidson*
Michael P. Byrne*                                                             *Also Admitted in Illinois
Edmund H. Carroll*
Jeffrey W. Paul*                                                            224 18th Street, Suite 500
Theodore F. Olt III*                                                        Rock Island, Illinois 61201-8739
Cameron A. Davidson*                                                        Telephone (309) 786-1600
Judith L. Herrmann*                                                         Fax (309) 786-1794
Robert B. McMonagle*


JOHN DEERE CAPITAL CORPORATION
One E. First Street, Suite 600
Reno, NV 89501

JOHN DEERE RECEIVABLES, INC.
One E. First Street, Suite 600
Reno, NV 89501

THE BANK OF NEW YORK
101 Barclay St. 8W
New York, NY 10286

U.S. BANK TRUST NATIONAL ASSOCIATION
209 S. LaSalle St., Ste. 300
Chicago, IL 60604

         RE: REGISTRATION STATEMENT ON FORM S-3 TO REGISTER JOHN DEERE OWNER TRUST 2006 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as special Iowa tax counsel for John Deere Owner Trust 2006 (the "Trust") and John Deere Receivables, Inc., a Nevada corporation ("Deere Receivables"), in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by Deere Receivables on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates"). The Notes are to be issued pursuant to an Indenture dated as of June 15,2006, between the Trust and The Bank of New York, as Trustee, substantially in the form of Exhibits "D", "E", "F", " G and "H" thereto. The Certificates are to be issued substantially in the form of Exhibit "A" to the Trust Agreement dated as of June 15, 2006, between U.S. Bank Trust National Association, as Owner Trustee, and Deere Receivables, as Depositor.

                               LANE & WATERMAN LLP

JOHN DEERE CAPITAL CORPORATION
JOHN DEERE RECEIVABLES, INC.
THE BANK OF NEW YORK
U.S. BANK TRUST NATIONAL ASSOCIATION
June 20,2006
Page 2

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus Supplement and the Prospective Supplement included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; and (viii) the Purchase Agreement (collectively the "Documents"). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

         We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

         We hereby confirm that the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement forming a part of the Registration Statement under the caption "CERTAIN IOWA TAX CONSIDERATIONS" accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

         We know that we are referred to under the headings "CERTAIN IOWA TAX CONSIDERATIONS" and "LEGAL OPINIONS" in the Preliminary Prospectus Supplement and the Prospectus Supplement and the heading "LEGAL OPINIONS" in the Prospectus and we hereby consent to the use of our name therein.

                                         Very truly yours,

                                         LANE & WATERMAN LLP